INDEX TO BY-LAWS OF S&T BANCORP, INC. Amended and Restated (as of January 28, 2019) ARTICLE I - MEETINGS OF SHAREHOLDERS Section 101. Place of Meetings Section 102. Annual Meetings Section 103. Special Meetings Section 104. Notice of Meetings. Section 105. Nominations and Other Business Section 106. Conduct of Shareholders' Meetings ARTICLE II - DIRECTORS AND BOARD MEETINGS Section 201. Management by Board of Directors Section 202. Nomination for Directors Section 203. Eligibility and Mandatory Retirement Section 204. Number of Directors Section 205. Classification of Directors Section 206. Vacancies Section 207. Resignations Section 208. Compensation of Directors Section 209. Regular Meetings Section 210. Special Meetings Section 211. Chairman of the Board Section 212. Vice Chairman of the Board Section 213. Reports and Records Section 214. Submission of Questionnaire, Representation and Agreement ARTICLE III - COMMITTEES Section 301. Committees Section 302. Executive Committee Section 303. Audit Committee Section 304. Compensation and Benefits Committee Section 305. Nominating and Corporate Governance Committee Section 306. Credit Risk Committee Section 307. Trust and Revenue Oversight Committee Section 308. Appointment of Committee Members Section 309. Charters; Committee Members’ Independence and Qualifications Section 310. Organization and Proceedings ARTICLE IV - OFFICERS Section 401. Officers By-Laws as of January 28, 2019

Section 402. Chief Executive Officer Section 403. President Section 404. Vice Presidents Section 405. Secretary Section 406. Treasurer Section 407. General Powers ARTICLE V - INDEMNIFICATION Section 501. Indemnification ARTICLE VI - SHARES OF CAPITAL STOCK Section 601. Authority to Sign Share Certificates Section 602. Lost or Destroyed Certificates ARTICLE VII - GENERAL Section 701. Fiscal Year Section 702. Record Date Section 703. Absentee Participation in Meetings Section 704. Emergency By-Laws Section 705. Severability ARTICLE VIII - AMENDMENT OR REPEAL Section 801. Amendment or Repeal by the Board of Directors ARTICLE IX - PENNSYLVANIA BUSINESS CORPORATION LAW AMENDMENT Section 901. Applicability of Certain Provisions of the Pennsylvania Business Corporation Law By-Laws as of January 28, 2019

BY-LAWS OF S&T BANCORP, INC. Amended and Restated (as of January 28, 2019) ARTICLE I. MEETINGS OF SHAREHOLDERS. Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors (the “Board”) from time to time. The Board shall have the right to determine that a meeting of shareholders be held solely by means of Internet or other electronic communications technology in the manner and to the extent provided by the Pennsylvania Business Corporation Law (the “PaBCL”). Section 102. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such day, at such hour, and at such place, consistent with applicable laws, as the Board shall from time to time designate or as may be designated at any notice from the Secretary calling the meeting. Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chief Executive Officer, the President or by the shareholders entitled to cast at least one-fifth (1/5) of the vote which all shareholders are entitled to cast at the particular meeting. A written notice for every special meeting, specifying the purpose and time and place thereof, shall be provided by the Secretary to the shareholders of record, in the manner provided in Section 104 of this Article. Only business brought before a special meeting of shareholders pursuant to the Corporation’s notice of the meeting shall be conducted at the meeting. Section 104. Notice of Meetings. Written notice of every meeting of the shareholders shall be given, either personally, by electronic transmission or by mail, to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, unless a greater period of notice is required by law. The notice shall state the day, time and place of such meeting and the general nature of the business to be transacted. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the PaBCL. Notice of a meeting may be waived in writing and attendance at a meeting shall itself constitute a waiver of notice of the meeting except where a person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Articles of Incorporation otherwise provides) any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders. Section 105. Nominations and Other Business. (1) Annual Meetings of Shareholders. By-Laws as of January 28, 2019

(a) Nominations for the election of directors and other proposals for action at an annual meeting of shareholders may be made only (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of a majority of the Board of Directors, or (iii) by one or more shareholders of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this By-Law and will be such at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other procedures set forth in these By-Laws as to such business or nomination; clause (iii) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders. (b) Advance Notice Requirements. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 105(1)(a), the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. (i) To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. (ii) Notwithstanding anything in the preceding paragraph (i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which a public announcement of the increase is first made by the corporation. (iii) In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. The update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than: (A) five (5) business days after the record date for the meeting in the By-Laws as of January 28, 2019 case of the update and supplement required to be made as of the record date, and (B) eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. (c) Disclosure Requirements. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 105(1)(c) or Section 105(2)) to the Secretary must include the following, as applicable. (i) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (B) (I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (IV) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (V) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (VII) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice and any updates and supplements thereof, including without limitation any such interests held by members of such By-Laws as of January 28, 2019 shareholder’s immediate family sharing the same household, (VIII) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, and (IX) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. (ii) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder. (iii) As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. (iv) With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (1) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 214. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. (2) Nominations at Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected By-Laws as of January 28, 2019 pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice provided for in this By-Law and will be such at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice and other procedures set forth in this By-Law as to such nomination; clause (b) shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 105(1)(c) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 214) shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. (3) General. (a) To be properly brought before a meeting of shareholders, business must be of a proper subject for action by shareholders under applicable law and must not, if implemented, cause the Corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors. No person may be appointed, nominated or elected as a director of the Corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the Corporation, as determined in good faith by the Board of Directors. Only such persons who are nominated in accordance with the procedures set forth in this Section 105 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 105. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 105 and, if any proposed nomination or business is not in compliance with this Section 105, to declare that such defective proposal or nomination shall be disregarded. (b) For purposes of this Section 105, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. (c) Notwithstanding the foregoing provisions of this Section 105, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect By-Laws as of January 28, 2019 to the matters set forth in this Section 105; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 105(1) or Section 105(2). Section 106. Conduct of Shareholders' Meeting. The Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, or such other appropriate officer, shall preside at all shareholders' meetings. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question. ARTICLE II. DIRECTORS AND BOARD MEETINGS. Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulations, the Article of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders. Section 202. Nomination for Directors. Nominations for election to the Board of Directors may be made by (a) the Board of Directors of individuals recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee or (b) by any holder or holders of any outstanding class of shares of the Corporation entitled to vote for the election of directors in accordance with Section 105 of these By-Laws. Section 203. Eligibility and Mandatory Retirement. Commencing with the annual meeting of the shareholders in 2014 (the “2014 Annual Meeting”), no person shall be eligible to be elected or appointed as a Director after he/she shall have attained the age of seventy-two years on or prior to the date of his/her election; provided, that, any person serving as a Director prior to the 2014 Annual Meeting that shall have attained the age of sixty-five years on or prior to the date of the 2014 Annual Meeting (each, a “Grandfathered Director”) shall be eligible to be elected or appointed as a Director at any time prior to he/ she attaining the age of seventy-five years. Any Director of this corporation (other than a Grandfathered Director) who attains the age of seventy-two years shall be retired as of the next Annual Meeting following the attainment of age seventy-two without any action on his/her part. Any Grandfathered Director of this corporation who attains the age of seventy-five years shall be retired as of the next Annual Meeting following the attainment of age seventy-five without any action on his/her part. Upon retirement from the Board of Directors due to age, as described above, said Director may be appointed by the active Board as a Director Emeritus. No Director Emeritus may serve in such position for more than three years. Section 204. Number of Directors. The Board of Directors shall consist of not less than nine (9) nor more than seventeen (17) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors. Section 205. Classification of Directors. All directors elected prior to or at the Corporation’s 2008 Annual Meeting were elected for three-year terms, expiring at the third annual meeting following their election. All directors elected at or after the Corporation’s 2009 Annual Meeting shall be elected at each By-Laws as of January 28, 2019 annual meeting of shareholders for a term expiring at the next annual meeting of shareholders following their election. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office has herein provided has otherwise expired, except in the event of his or her earlier death, resignation, removal or disqualification from office. The affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 205. Section 206. Vacancies. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders. Section 207. Resignation. Any Director may resign at any time. Such resignations shall be in writing, but the acceptance thereof shall not be necessary to make it effective. Section 208. Compensation of Directors. No Director shall be entitled to any salary as such, but the Board of Directors may fix, from time to time, reasonable fees to be paid each Director for his or her services, including for attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board. Section 209. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within the Commonwealth of Pennsylvania as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Subsequent regular meetings of the Board of Directors shall be held at a time and place designated by the Board of Directors. At least two day's notice of regular meetings shall be given. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained. Except as otherwise provided herein, a majority of those Directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors. Section 210. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Written or printed notice of the time and place of every special meeting, which need not specify the business to be transacted there at shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organizational Meeting following the election of Directors. A special meeting may be held at any time without notice if the directors who are present do not object at the start of the meeting to the lack of notice and those who are not present waive notice of the meeting in accordance with the PaBCL. By-Laws as of January 28, 2019

Section 211. Chairman of the Board. The Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, or such other appropriate officer, shall preside at all meetings of the Board of Directors. Section 212. Vice Chairman of the Board. The Board of Directors may elect one (1) or more Vice Chairmen of the Board as the Board of Directors may from time to time deem advisable. The Vice Chairmen of the Board shall have such duties as are prescribed by the Board of Directors. Section 213. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practical, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes. Section 214. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the applicable time periods prescribed for delivery of notice under Section 105) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. ARTICLE III. COMMITTEES Section 301. Committees. The following six (6) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive Committee, Audit Committee, Compensation and Benefits Committee, Nominating and Corporate Governance Committee, Credit Risk Committee and Trust and Revenue Oversight Committee. Section 302. Executive Committee. The Executive Committee shall consist of the Chief Executive Officer and any three (3) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a By-Laws as of January 28, 2019 quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman, Chief Executive Officer or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the Corporation so far as may be permitted by applicable law and except as specifically limited by the Board of Directors pursuant to Section 301 or by specific resolution. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. Section 303. Audit Committee. The Audit Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The duties and responsibilities of the Audit Committee shall be those imposed on the Audit Committee by applicable law, rule or regulation and such other duties and responsibilities as determined by the Board of Directors. Section 304. Compensation and Benefits Committee. The Compensation and Benefits Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The duties and responsibilities of the Compensation and Benefits Committee shall be those imposed on the Compensation and Benefits Committee by applicable law, rule or regulation and such other duties and responsibilities as determined by the Board of Directors. Section 305. Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The duties and responsibilities of the Nominating and Corporate Governance Committee shall be those imposed on the Nominating and Corporate Governance Committee by applicable law, rule or regulation and such other duties and responsibilities as determined by the Board of Directors. Section 306. Credit Risk Committee. The Credit Risk Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The duties and responsibilities of the Credit Risk Committee shall be those imposed on the Credit Risk Committee by applicable law, rule or regulation and such other duties and responsibilities as determined by the Board of Directors. By-Laws as of January 28, 2019

Section 307. Trust and Revenue Oversight Committee. The Trust and Revenue Oversight Committee shall consist of at least three (3) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The duties and responsibilities of the Trust and Revenue Oversight Committee shall be those imposed on the Trust and Revenue Oversight Committee by applicable law, rule or regulation and such other duties and responsibilities as determined by the Board of Directors. Section 308. Appointment of Committee Members. The Board of Directors shall appoint, upon the recommendation of the Nominating and Corporate Governance Committee, the members of the Executive Committee, Audit Committee, Compensation and Benefits Committee, the Nominating and Corporate Governance Committee, Credit Risk Committee and Trust and Revenue Oversight Committee and the Chairman of such Committee, to serve for the ensuing year. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine. Section 309. Charters; Committee Members’ Independence and Qualifications. (1) The purpose and responsibilities of each Committee shall be set forth in a written charter approved by the Board of Directors. Each Committee shall review and reassess the adequacy of its charter annually and recommend to the Board of Directors any proposed changes to its charter. The charters of the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees shall address such matters as may be required by the corporate governance rules of The Nasdaq Stock Market, Inc. and shall be published in a manner permitted by such rules. (2) Each director appointed to the Audit, Compensation and Benefits and Nominating and Corporate Governance Committees must have been affirmatively determined by the Board of Directors to be independent under the corporate governance rules of The Nasdaq Stock Market, Inc., and to meet such other standards of independence as may be prescribed by applicable federal banking, securities, and income tax laws and regulations, if any, relating to the duties and responsibilities of the particular committee or committees on which he or she shall serve, and must retain his or her independent status at all times while serving on the committee. Members of the Audit Committee must also possess the experience and qualifications required for audit committee members by the corporate governance rules of The Nasdaq Stock Market, Inc. and applicable federal banking laws. Section 310. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except Chairman and Vice Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 213 of these By-Laws. ARTICLE IV. OFFICERS Section 401. Officers. The Officers of the Corporation shall be a Chairman, one (1) or more Vice Chairmen, a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers as the Board of Directors may from time to time deem advisable. Except for the Chief Executive Officer, President, Secretary, and Treasurer, the Board may refrain from By-Laws as of January 28, 2019 filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Treasurer. The following Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chief Executive Officer, President, Senior Executive Vice President(s), Executive Vice President(s), Senior Vice President(s), Secretary, and Treasurer. The Chief Executive Officer may, subject to the change by the Board of Directors, appoint such other Officers as he/she may deem advisable provided such other Officers have a title not higher than Vice President, who shall hold office for such periods as the Chief Executive Officer shall determine. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officers was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors. Section 402. Chief Executive Officer. The Chief Executive Officer shall have general supervision of all the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his/her refusal to act, a Vice Chairman, the Chief Executive Officer or other appropriate officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to such officer or as prescribed by the Board of Directors. Section 403. President. The President shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the Chief Executive Officer. The President shall be a member of the Board of Directors. In the event of the absence or disability of the Chief Executive Officer or his/her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer, except to the extent inconsistent with applicable law. Section 404. Vice President. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and President or his/ her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law. Section 405. Secretary. The Secretary shall act under the supervision of the Chief Executive Officer or such other Officer as the Chief Executive Officer may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of Board of Directors and all meetings of the shareholders and record all proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these By-Laws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the By-Laws as of January 28, 2019

Board of Directors or the Chief Executive Officer, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, or such other Supervising Officer as the Chief Executive Officer may designate. Section 406. Treasurer. The Treasurer shall act under the supervision of the Chief Executive Officer or such other Officer as the Chief Executive Officer may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or such other Supervising Officer as the Chief Executive Officer may designate. Section 407. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors. ARTICLE V. INDEMNIFICATION Section 501. Indemnification. (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, for profit or not-for-profit, or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise” or “Other Enterprise”), whether in either case the basis of such Proceeding is alleged action or inaction in an official capacity as a director, or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the Commonwealth of Pennsylvania as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The persons indemnified by paragraph (1) of this Section 501 are hereinafter referred to as “Indemnitees.” Such indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Section 501: (a) shall be a contract right; (b) shall not be affected adversely as to any Indemnitee by an amendment of these By-laws with respect to any action or inaction occurring prior to such amendment; and (c) shall include the right to be paid by the Corporation, the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”), provided, however, that, if and to the extent the laws of the Commonwealth of Pennsylvania require, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no By-Laws as of January 28, 2019 further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expense under this Section 501 or otherwise; it being understood that the Corporation shall not be entitled to refuse to make any Advancement of Expenses to an Indemnitee required by this Section 501 prior to a Final Adjudication that such Indemnitee is not entitled to be indemnified under this Section 501 or otherwise. (2) If a claim under paragraph (1) of this Section 501 is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expenses of prosecuting such suit. In any suit brought by the Indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 501(1). In any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 501(1). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct for indemnification set forth in Section 501(1), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee is not entitled to indemnification or be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to have or retain such Advancement of Expenses, under this Section 501 or otherwise, shall be on the Corporation. (3) The rights to indemnification and to the Advancement of Expenses conferred in this Section 501 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, these By-Laws, an agreement or vote of stockholders or disinterested Directors or otherwise. (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or Another Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation (or any person serving at the Corporation’s request as a director, trustee, officer, employee or agent of Another Enterprise) or to a person who is or was a director, officer, employee or agent of any of the Corporation’s affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a By-Laws as of January 28, 2019 director, officer, employee or agent of Another Enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Section 501 in cases of the indemnification and Advancement of Expenses of directors and officers of the Corporation, or to any lesser extent (or greater, if permitted by law) determined by the Board of Directors. ARTICLE VI. SHARES OF STOCK. Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chief Executive Officer or President and Treasurer or one of the Assistant Treasurers. Certificates may be signed by a facsimile signature of the Chief Executive Officer and Treasurer or one of the Assistant Treasurers of the Corporation. Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the Chief Executive Officer or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the Chief Executive Officer or the President or the Secretary. ARTICLE VII. GENERAL Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year. Section 702. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty (50) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to exercise the rights in respect to any such change, conversion or exchange of shares. Section 703. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communication equipment, by means of which all persons participating in the meeting can hear each other. Section 704. Emergency By-Laws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws: (a) A meeting of the Board of Directors or any of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment By-Laws as of January 28, 2019 of the notifier, it is feasible to notify; (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency. Section 705. Severability. If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not effect any other provision of these By-Laws and such other provisions shall continue in full force and effect. ARTICLE VIII. AMENDMENT OR REPEAL. Section 801. Amendment or Repeal by the Board of Directors. These By-Laws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly governed. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment is to be considered. ARTICLE IX. APPLICABILITY OF CERTAIN PROVISIONS OF THE PENNSYLVANIA BUSINESS CORPORATION LAW Section 901. 1990 Anti-takeover Amendments. Subchapters G (relating to Control Share Acquisitions), H (relating to Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (relating to Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions), and J (relating to the status of Labor Contracts following certain Business Combination Transactions) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") shall not be applicable to the Corporation. Section 511(d), (e), and (f), and Sections 1721(e), (f) and (g) of the BCL shall not be applicable to the Corporation. The Corporation shall be governed by Sections 1721(c) and (d) of the BCL. In adopting this paragraph of this Section 901, while intending thereby to indicate the importance of all of the shareholders' interest the Board of Directors does not intend to limit its ability to oppose a tender offer, or limit its discretion when considering whether to oppose a tender offer, in accordance with Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the factors and interests which it, committees of the Board, and individual directors may consider in considering the best interests of the Corporation, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to impose limits upon the ability of the Board, committees of the Board and individual directors in considering the best interests of the Corporation or the effects of any action, to consider and to balance and weigh such factors and interests to the extent they deem appropriate, either as provided in Section 8(A) of the Corporation's Articles of Incorporation or otherwise; nor does it intend to limit the discretion of the Board, committees of the Board, or individual directors in exercising the powers vested in the Corporation, including, but not limited to, their ability to take the actions described in Section 8(B) of the Corporations Articles of Incorporation. By-Laws as of January 28, 2019